Exhibit 23.8

Consent of Perkins & Company, P.C., Independent Registered Public Accounting Firm.

Consent of Independent Registered Public Accounting Firm

Board of Directors

CUI Global, Inc. & Subsidiaries

Tualatin, Oregon

We hereby consent to the incorporation by reference in the Prospectus and Prospectus Supplement constituting a part of this Registration Statement of our reports dated March 14, 2017, relating to the consolidated balance sheets of CUI Global, Inc. and Subsidiaries as of December 31, 2016 and 2015 and the related consolidated statements of operations, comprehensive income and (loss), changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2016 and the effectiveness of CUI Global Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2016, which appear in the December 31, 2016 Annual Report on Form 10-K of CUI Global, Inc.

We also consent to the reference to us under the caption “Experts” in the Prospectus and Prospectus Supplement.

/s/ Perkins & Company, P.C.

Portland, Oregon

March 14, 2017